Investor Supplement
First Quarter Update - 2011

Forward-Looking Statements
 Certain statements made by Meadowbrook Insurance Group, Inc. in this presentation may constitute forward-looking statements including, but not limited to, those statements that include the words "believes," "expects," "anticipates," "estimates," or similar expressions. Please refer to the Company's most recent 10-K, 10-Q, and other Securities and Exchange Commission filings for more information on risk factors. Actual results could differ materially. These forward-
 looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectability of reinsurance;
 increased rate pressure on premiums; obtainment of certain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation;
 actions taken by regulators, rating agencies or lenders; obtainment of certain processing efficiencies; changing rates of inflation; and general economic conditions. Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Three Months Ended 2011 vs. 2010 Comparison

	Three Months Ended March 31			
	2010	2011	$ Change	% Change
Net Earned Premium	$ 151,441	$ 170,658	$ 19,217	12.7%
Net Losses & Loss Adjustment Expenses-AY	(97,187)	(108,493)	(11,306)	11.6%
Favorable Development on Prior Accident Year Reserves	9,707	3,231	(6,476)	-66.7%
Policy Acquisition and Other Underwriting Expenses	(51,879)	(57,438)	(5,559)	10.7%
Profit from Underwriting Activities	$ 12,082	$ 7,958	$ (4,124)	-34.1%
Net Investment Income	13,029	13,572	543	4.2%
Profit from Underwriting and Investing Activities	**$ 25,111**	**$ 21,530**	$ (3,581)	-14.3%
Commissions and Fees (net)	$ 9,868	$ 8,438	$ (1,430)	-14.5%
General Selling and Administrative Expenses	(5,906)	(6,244)	(338)	5.7%
Profit from Net Commissions & Fees	**$ 3,962**	**$ 2,194**	$ (1,768)	-44.6%
General Corporate Expense	$ (1,977)	$ (1,355)	$ 622	-31.5%
Amortization Expense	(1,401)	(1,232)	169	-12.1%
Interest Expense	(2,443)	(2,172)	271	-11.1%
Other Expenses	**$ (5,821)**	**$ (4,759)**	$ 1,062	-18.2%
Profit from Insurance Operations	$ 25,111	$ 21,530	$ (3,581)	-14.3%
Profit from Net Commissions & Fees	3,962	2,194	(1,768)	-44.6%
Other Expenses	(5,821)	(4,759)	1,062	-18.2%
Pretax Operating Income	**23,252**	**18,965**	(4,287)	-18.4%
Tax on Operating Income	(7,405)	(5,531)	1,874	-25.3%
Plus Equity Earnings, net of tax	974	1,050	76	7.8%
Net Operating Income	**16,821**	**14,484**	(2,337)	-13.9%
Net Capital Gains (Losses), net of tax	(387)	632	1,019	-263.3%
Net Income	**$ 16,434**	**$ 15,116**	$ (1,318)	-8.0%

(in thousands, except ratios)
Underwriting and Investing
 Activities
  Top line earned premium growth
 driven primarily by new initiatives that
 were launched in the second half of
 2009
  Growth in net investment income
 reflects 11.6% growth in average
 invested assets, off-set by a
 prolonged lower yields. See the
 following slide for combined ratio
 analysis
Net Commissions & Fees
  Decline in fee and commission
 revenue is driven by conversion of
 USSU to our paper
  Excluding the conversion, net
 commissions and fees were up
 slightly in 2011
  The increase in GS&A relates
 primarily to investments in sales
 initiatives to stimulate revenue growth
 in net commissions and fees
Other Expenses
  Reduction in other expenses driven
 by a reduction in the variable
 compensation expense accrual in the
 current quarter, interest rate and
 reduction of scheduled amortization

Loss and LAE Ratio
  The 2011 loss ratio includes 1.9 points of favorable
 development compared to 6.4 points of favorable
 development in 2010.

  The accident year loss ratio improved to 63.6%
 from 64.2%, driven primarily by:
  Lower level of losses in 2011 as
 compared to 2010 on certain short-tail
 lines of business
  Anticipated benefit of rate and
 underwriting actions effectuated in 2010
Expense Ratio
  The 2011 expense ratio decreased 0.6 points in
 comparison to the same 2010 period. The
 decrease was primarily driven by:
  Decrease in insurance related
 assessments
  Continued leveraging of fixed costs over
 a larger premium base
(in thousands, except ratios)
Calendar Year Ratios	3 months ended 2010	3 months ended 2011
Net Earned Premium	$ 151,441	$ 170,658
Net Loss and Loss Adjustment Expense	(87,480)	(105,262)
GAAP Net Loss and LAE Ratio	57.8%	61.7%

Policy Acquisition and Other Underwriting Expenses	(51,879)	(57,438)
GAAP Expense Ratio	34.3%	33.7%

GAAP Combined Ratio	92.1%	95.4%

Accident Year Ratios
Calendar Year GAAP Net Loss and LAE Ratio	57.8%	61.7%
Favorable Prior Year Development	$9,707	$3,231
Impact of Favorable Prior Year Development	6.4%	1.9%
Accident Year Loss Ratio	64.2%	63.6%

GAAP Expense Ratio	34.3%	33.7%

Accident Year Combined Ratio	98.5%	97.3%

ROE Contribution Estimates	Return on Beginning Equity 2010A	Return on Beginning Equity 2011*	Return on Average Equity 2010A	Return on Average Equity 2011*
Combined Ratio	95.0%	95.4%	95.0%	95.4%
Underwriting Margin	5.0%	4.6%	5.0%	4.6%
x				
Underwriting Leverage (NEP / Equity)	1.31	1.25	1.26	1.24
ROE from Underwriting	**6.6%**	**5.8%**	**6.3%**	**5.7%**
NII / Avg. Cash and Inv. Assets	4.3%	4.0%	4.3%	4.0%
x				
Investment Leverage (Avg Cash & Inv. Assets / Equity)	2.53	2.50	2.43	2.47
ROE from Investments	**10.9%**	**10.0%**	**10.4%**	**9.8%**
ROE from Commission and Fee	**2.3%**	**1.6%**	**2.2%**	**1.6%**
Amortization of intangible assets contribution to ROE	**-1.0%**	**-0.9%**	**-1.0%**	**-0.8%**
Holding Company contribution to ROE	**-2.6%**	**-2.0%**	**-2.5%**	**-2.0%**
Pretax ROE	**16.1%**	**14.5%**	**15.4%**	**14.3%**
Effective Tax Rate	29.5%	28.9%	29.5%	28.9%
Equity earnings	0.5%	0.8%	0.5%	0.8%
After Tax ROE	**11.9%**	**11.1%**	**11.4%**	**10.9%**
ROE Excluding Unrealized Gains	**12.5%**	**11.8%**	**12.1%**	**11.7%**

ROE Components
We have generated predictable earnings over the past two years, meeting our target
ROAE range of 10% - 17%.
*2011 figures are annualized for comparative purposes

MEADOWBROOK INSURANCE GROUP

Meadowbrook Insurance Group, Inc.
Target ROAE Range - 10% to 17%
Investment Yield
3.00%
4.50%
6.00%
7.50%
9.00%
Combined Ratio
85.0%
90.0%
95.0%
100.0%
105.0%
110.0%
2011 F
Assumes Net Premium Leverage of 1.9 and Asset Leverage of 2.4
10% ROAE - 1.9 Net Premium Leverage
17% ROAE - 1.9 Net Premium Leverage

ROAE & Combined Ratio Illustration
  2010 - ROAE of 11.4%, Combined Ratio of 95.0% and Investment Yield of 4.2%
  2011 - Annualized ROAE of 10.9%, QTD Combined Ratio of 95.4% and Investment
 Yield of 4.2% as of 3/31
2010 A
We strive to deliver predictable earnings across the market cycle with a return on average equity target of 10% - 17%.

Investment Portfolio Appendix

Past Allocation	Current Allocation		
	% Allocation 12/31/2010	% Allocation 3/31/2011	Avg. Moody's	Avg. S&P
Fixed Income				
US Government and Agencies	*2%*	*2%*	Aaa	AAA
Corporate	*32%*	*34%*	A2	A
Mortgage and Asset Backed	*20%*	*19%*	Aaa	AAA
Municipal	*44%*	*43%*	Aa1	AA+
Preferred Stock Debt	0%	0%	Ba2	BB+
Equities				
Preferred Stock	1%	1%		
Mutual Funds	1%	1%

We Maintain a High Quality, Low Risk Investment Portfolio
We maintain a conservative investment portfolio
Portfolio Allocation and Quality
Allocation based on market value
  Low equity risk exposure
 – 98% fixed income and cash
 – 2% equity
  High credit quality
 – 98% of bonds are investment grade
 – Average S&P rating of AA / Moody’s
 of Aa2
  The effective duration of our $1.3 billion
 portfolio is 5.1 years
  The duration on net reserves of $802
 million is approximately 3.4 years
NOTE: Data above as of March 31, 2011

MEADOWBROOK INSURANCE GROUP

	Munis	Taxable Munis
Average Quality	AA+	AA+
Investment Grade	100%	100%

A- / A3 or Better	100%	100%
All BBB and Baa	0%	0%
Not Rated	0%	0%
Non Investment Grade	0%	0%

4%
39%
57%
Taxable Municipals
Tax Exempt Municipals
All Other

State	% of Municipal Allocation
Texas	7.6%
New York	6.7%
Washington	6.4%
Colorado	4.3%
Virginia	3.9%
Nevada	3.6%
Minnesota	3.3%
Indiana	3.3%
Missouri	3.2%
Florida	3.1%
All Other States	54.6%

Insurer	% of Municipal Allocation	Moody's	S&P
NATIONAL PFG	24.9%	Baa1	BBB
Assured Guaranty	13.4%	Aa3	AA+
AMBAC	9.7%	n/a	n/a
Other	5.8%	n/a	n/a
Total Muni's with CE	**53.8%**		
Prefunded Muni's	**6.0%**	n/a	n/a
Muni's with no CE	40.2%	n/a	n/a

*Consistent with our conservative investment philosophy, we consider the underlying credit quality of securities excluding credit enhancements when making investment decisions. The credit enhancement ratings listed above are the ratings of the bond insurers and not the ratings of the underlying securities.

Municipal Bonds—March 31, 2011 Profile
State Profile
Municipals v. Entire Portfolio
Quality Indicators
  $545 million market value; 43% of the
 investment portfolio
  March 31, 2011 net unrealized gain was
 $19.2M
  Tax exempt unrealized gain $18.8M
  Taxable unrealized gain $ 0.4M
  Average tax equivalent yield: 5.52%
  FMV as a % of BV is 103.7% as of March 31,
 2011
Summary Profile
Credit Enhancements*
Based on market value

RMBS	CMBS	ABS
Average Quality	AAA	AAA	AA-
Investment Grade	97%	99%	73%

A- / A3 or Better	97%	99%	73%
All BBB and Baa	0%	0%	0%
Not Rated	0%	0%	3%
Non Investment Grade	3%	1%	24%

Structured v. Entire Portfolio

15%
3%
1%
81%
MBS
CMBS
ABS
All Other

5%
10%
36%
49%
Non Agency
Freddie Mac
FNMA
GNMA

Structured Securities—March 31, 2011 Profile
  $246 million market value; 19% of the managed
 portfolio
  March 31, 2011 unrealized gain was $11.7M
  RMBS unrealized gain $ 9.9M
  CMBS unrealized gain $ 0.7M
  ABS unrealized gain $ 1.1M
  Average investment yield: 5.10%
Quality Indicators
Structured Profile
Summary Profile

MEADOWBROOK INSURANCE GROUP

	Corporates
Average Quality	A
Investment Grade	98%

A- / A3 or Better	80%
All BBB and Baa	18%
Not Rated	0%
Non Investment Grade	2%

34%
66%
Corporate
All Other

Banking	15.1%
Healthcare/Pharmaceut	14.0%
Energy	11.3%
Electric	9.4%
Technology	7.1%
Capital Goods	6.7%
Food, Beverage	5.3%
Telecommunications	4.5%
Natural Gas	4.4%
Chemicals	4.3%
All Other Sectors	17.9%
	100.0%

Corporate Fixed Income—March 31, 2011 Profile
Quality Indicators
  $433 million market value; 34% of the
 investment portfolio
  March 31, 2011 unrealized gain was
 $17.7M.
  Average investment yield: 4.43%
Summary Profile
Corporate’s v. Entire Portfolio
Corporate’s Profile

2%
98%
All Other
Govt and Agency

11%
89%
Treasuries
Agency

Government and Agency—March 31, 2011 Profile
  $24 million market value; approximately
 2% of the managed portfolio
  100% rated AAA
  March 31, 2011 unrealized gain was $1.0
 million
  Average investment yield: 3.26%
Government and Agency v. Entire Portfolio
Summary Profile
Government v. Agency

MEADOWBROOK INSURANCE GROUP

Name	% of Equities	Type
JPM High Yield Ultra Bond Fund	33%	MF
AMF US Govt Mortgage Fund	15%	MF
Goldman Sachs Group, Inc.	4%	PS
Ameren Illinois Co	3%	PS
Bank of America	3%	PS

1%
1%
98%
Mutual Fund
Preferred Stock
All Other

46%
54%
Mutual Fund
Preferred Stock

Equities—March 31, 2011 Profile
Equity Mix Profile
Equities v. Entire Portfolio
Top 5 Equity Holdings
  $29 million market value; 2% of the managed
 portfolio
  March 31, 2011 unrealized gain was $3.5M
  Preferred stock unrealized gain $2.4M
  Bond mutual fund unrealized gain  $1.1M
  Average tax equivalent yield: 7.66%
Summary Profile